EXHIBIT 1

JOINT FILING AGREEMENT

    Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:      June 18, 2009

PATRIOT FINANCIAL PARTNERS, L.P.

By:  /s/ W. Kirk Wycoff____________
 W. Kirk Wycoff, a member of Patriot Financial Partners
 GP, LLC, the general partner of Patriot Financial Partners
 GP, L.P., the general partner of Patriot Financial Partners, L.P.

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

  By:  /s/ W. Kirk Wycoff____________
   W. Kirk Wycoff, a member of Patriot Financial Partners
   GP, LLC, the general partner of Patriot Financial Partners
   GP, L.P., the general partner of Patriot Financial Partners Parallel, L.P.

PATRIOT FINANCIAL PARTNERS GP, L.P.

 By: /s/ W. Kirk Wycoff______________
 W. Kirk Wycoff, a member of Patriot Financial Partners
 GP, LLC., the general partner of Patriot Financial Partners GP, L.P.

PATRIOT FINANCIAL PARTNERS GP, LLC

By: /s/ W. Kirk Wycoff_______________
W. Kirk Wycoff, a member

/s/ W. Kirk Wycoff__________________
W. Kirk Wycoff

/s/ Ira M. Lubert____________________
Ira M. Lubert

/s/James J. Lynch              _
James J. Lynch